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EXHIBIT 10.1


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                          MANAGEMENT SERVICES AGREEMENT







                                  BY AND AMONG

                                    MELIOR AG


                                       AND

                                  ALDEROX, INC.










                           DATED AS OF AUGUST 20, 2008


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                          MANAGEMENT SERVICES AGREEMENT

     MANAGEMENT SERVICES AGREEMENT dated August 20, 2008 (the "AGREEMENT"), by and between MELIOR AG, a corporation duly incorporated and existing under the laws of Switzerland with registered office at Dammstrasse 19, 6300 Zug (the "SERVICE PROVIDER"), and ALDEROX, INC., a company organized under the laws of the State of Colorado, of 940 Calle Amanecer, Suite E, San Clemente, CA 92673 (the "COMPANY").

                                    RECITALS

     WHEREAS, the Service Provider has the capabilities, personnel and resources to assist the Company with a variety of management services; and

     WHEREAS, the Company has determined that it would be efficient and cost-effective to purchase such services;

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each of the parties hereto) the parties covenant and agree each with the other as follows:


                                   ARTICLE 1.
                             EFFECTIVE DATE AND TERM

1.1 Effective Date. Although executed August 20, 2008, this Agreement shall be effective as of April 1, 2008 (the "EFFECTIVE DATE").

1.2 Term. This Agreement shall remain in force until the earlier of (a) two years from the Effective Date or (b) termination in accordance with Article 9 hereunder.

                                   ARTICLE 2.
                                    SERVICES

2.1 The Services. Upon request, the Service Provider shall render to the Company the services set forth on Schedule A hereto.

2.2 Other Services. The list set forth on Schedule A may be extended in the course of time as appropriate as shall be requested by the Company and may be agreed, from time to time, by the Service Provider.

                                   ARTICLE 3.
                              RENDERING OF SERVICES

3.1 The Rendering of Services. The Service Provider may render the Services to the Company by either one or both of the following means:


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     (a) Direct Rendering. The Service Provider may render the Services to the
Company directly, I.E. out of its own resources.

     (b) Indirect Rendering. The Service Provider may also, with the Company's prior written consent, out-source to third parties the entire or partial rendering of the Services, I.E. the Service Provider may engage third parties for the execution of the entire or a part of the Services as sub-contractors.

3.2 Service Provider's Provision of Services. The Service Provider shall, at the Company's reasonable request, render the Services to the Company either from time to time or on an on-going basis.

                                   ARTICLE 4.
                    FEES; EXPENSE REIMBURSEMENTS AND PAYMENTS

4.1 Service Fee. The Services provided by the Services Provider shall be remunerated by the Company on a quarterly basis by the last business day of each quarter as set forth on Schedule B hereto, which Schedule B may be amended from time to time with the written acknowledgement of the Services Provider and the Company (such remuneration, the "SERVICE FEES").

4.2 Reimbursement of Expenses.

     (a) Reimbursement of Expenses and Charge for Overhead. Provided that the Service Provider obtains prior written approval for any such expenses exceeding One Thousand Dollars ($1,000) in any one (1) month, the Service Provider will be reimbursed for all and any out-of-pocket expenses incurred for the rendering of the Services ( the "EXPENSES"). The Expenses may be fees paid by the Service Provider to any sub-contractor (according to Section 3.1(b) above), provided however that the Service Provider receives the Company's prior written authorization for such expenses.

     (b) Payment of Expenses. The Service Provider may send an invoice for Expense to the Company at the end of each month. The Expenses shall be paid by the Company to the Service Provider in arrears within ten (10) business days of the Company's receipt of such an invoice from the Service Provider for the payment of such Expenses. Each such invoice shall itemize each individual expense included on such invoice together with the total amount due, as the sum of such individual expenses.

4.3 Payments.

     (a) Method of Payment. The Service Fees and the Expenses shall be paid by the Company to the Service Provider as set forth on Schedule B.

     (b) Timing of Payments. The total amount of Service Fees shall be paid quarterly by the last business day of each quarter. The Expenses shall be paid by the Company as described in Section 4.2(b) above.

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                                   ARTICLE 5.
                                 TRANSFERABILITY

5.1 Transferability. No party shall assign its rights and obligations under this Agreement without the other's party prior written consent, with the exception that the Service Provider may delegate its rights and obligations to any of its affiliates without such written consent.

5.2 Service Provider Entitled to Sub-Contract. This Article shall be understood without prejudice of the Service Provider's entitlement to sub-contract all or part of the Services, as referred to in Article 3.1(b) above, subject to the conditions of Sections 3.1(b) and 4.2(a).

                                   ARTICLE 6.
                                 CONFIDENTIALITY

6.1 Confidentiality. Both parties hereby acknowledge that by virtue of this Agreement they shall have direct or indirect access and acquire knowledge of confidential information of the other party (the "INFORMATION"). Both parties undertake hereby to hold in absolute confidence all and any Information and not to use, disclose, reproduce or dispose of any Information in any manner other than that expressly provided for in this Agreement. Furthermore both parties hereby acknowledge that the parties hereto shall be responsible for any person related to them which might have access or obtain knowledge of the Information, including but not limited to their respective personnel, employees, consultants or agents.

6.2 Survival. The obligations of both parties under this Article 6 shall survive, in any case, the termination of this Agreement, irregardless of the reasons for such a termination.

                                   ARTICLE 7.
                         REPRESENTATIONS AND WARRANTIES

7.1 The Company. The Company represents, warrants and covenants to the Service Provider as follows:

     (a) The execution, delivery and performance by the Company of this Agreement has been authorized by all necessary action on behalf of the Company, and this Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (b) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of any agreement or other instrument to which the Company is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties.

7.2 The Service Provider. The Service Provider represents, warrants and covenants to the Company as follows:

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     (a) The execution, delivery and performance by the Company of this
     Agreement has been authorized by all necessary action on behalf of the Company, and this Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (b) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of any agreement or other instrument to which the Company is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties.

                                   ARTICLE 8.
                                    INDEMNITY

8.1 Indemnification of the Service Provider. The Company agrees to indemnify and hold harmless the Service Provider, each person, if any, who controls the Service Provider, and each affiliate of the Service Provider, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) by reason of any claim, demand, suit, proceeding or liability in connection with, as a result of, relating to or arising under this Agreement

8.2 Indemnification of the Company. The Service Provider shall defend, indemnify and hold the Company harmless against any claims, costs, damages, losses or expenses, including reasonable attorneys' fees, incurred by the Company as a result of or in connection with any material breach of this Agreement by the Service Provider or any of the Service Provider's employees or agents or any grossly negligent, reckless or intentional misrepresentation, wrongful action or wrongful omission of the Service Provider or the Service Provider's employees or agents.

8.3 Legal Counsel. In case any proceedings (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Article 8, such person shall have the right to retain its own counsel to represent it and any others the indemnified party may designate in such proceeding and the indemnifying party shall pay the fees and disbursements of such counsel relating to such proceeding. All such fees and expenses shall be reimbursed as they are incurred.

8.4 Settlements; Final Judgments.

     (a) The indemnifying party shall not be liable for any settlement of any proceeding effected without its consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

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     (b) Notwithstanding subsection (a) above, if at any time an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated in Section 8.2 above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Company of the aforesaid request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     (c) The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

8.5 Non-Exclusive Remedy. The remedies provided for in this Article 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.6 Survival of the Provisions of Article 8. The indemnity provision contained in this Article 8 shall remain operative and in full force and effect regardless of any termination of this Agreement.

                                   ARTICLE 9.
                                   TERMINATION

9.1 Service Provider's Right to Terminate. The Service Provider may terminate this Agreement by serving a prior termination notice of seven (7) days to the Company.

9.2 The Company's Right to Terminate. The Company may terminate this Agreement by serving a prior termination notice of twelve (12) months to the Service Provider.

9.3 Service Provider's Obligations on Termination. Upon the proper termination of this Agreement for any reason whatsoever, (i) the Service Provider shall cease to render any Services, and (ii) shall certify to the Company that it has destroyed whatever documents or materials which, for whatever reason, the Company has given to the Service Provider during the term of this Agreement that contain confidential information about the Company or any of its Affiliates.

9.4 Company's Obligations on Termination. Upon the proper termination of this Agreement for any reason whatsoever, the Company shall return to the Service Provider whatever documents or materials which, for whatever reason, the Service Provider has given to the Company during the term of this Agreement that contain confidential information about the Service Provider or any of its Affiliates.

9.5 Surviving Provisions. The termination of this Agreement shall not relieve the Company of its obligation under Article 4 hereof to pay to the Service Provider any Service Fees or Expenses then accrued and to observe and perform the obligations intended to survive such termination as set forth in this Agreement. The termination of this Agreement shall not relieve the Company of its obligation under Article 8 hereof to indemnify the Service Provider in accordance with Article 8.1.

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                                                                 August 20, 2008
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                                   ARTICLE 10.
                                  MISCELLANEOUS

10.1 Entire Agreement. This Agreement and the Schedules hereto constitute the entire agreement between the parties in connection to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions with respect to the subject matter hereof whether written or oral. Except as provide in this Agreement and its Schedules, there are no conditions, representations, warranties, undertakings, promises, inducements or agreements whether direct or indirect, collateral, expressed or implied made by the Service Provider to the Company.

10.2 Amendment. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by authorised officers of the Service Provider and the Company.

10.3 Other Contractual Relations between the Parties. The parties hereto acknowledge that they have or may have in the future other contractual relationships between them. It is both parties' interest and intention that the different contractual relationships between the parties are kept separated from each other and that the matters regulated in this Agreement shall in no way be affected by any term or condition other than those set forth in this Agreement.

10.4 Severability. The invalidity or unenforceability of any provision or any covenant of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision or covenant in any other jurisdiction or of any other provision or covenant hereof or herein contained and any invalid provision or covenant shall be deemed to be severable. The Parties shall negotiate in good faith in order to replace the provision declared invalid or unenforceable with a new provision, valid and enforceable, which preserves the original intention of the parties.

10.5 Successors and Assigns. This Agreement shall endure to the benefit of and be binding upon the Service Provider and the Company and their respective legal representatives, successors and permitted assignees.

10.6 Independent Parties. The Company is and will at all times remain an independent contractor and is not and shall not represent itself to be the agent, joint venturer or partner of the Service Provider. No representations will be made or acts taken by the Company which could establish any apparent relationship of agency, joint venture or partnership and the Service Provider shall not be bound in any manner whatsoever by any agreements, warranties or representations made by the Company to any other person or with respect to any other action of the Company. No acts of assistance given by the Service Provider to the Company shall be construed to alter this relationship.

10.7 Non-Exclusivity. The Service Provider reserves the right to perform services for other persons who may have business interests that conflict with those of the Company, subject to the provisions of Article 6 hereof.

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10.8 Non-Waiver. The failure of the Service Provider to exercise any right, power or option given hereunder or to insist upon the compliance with the terms and conditions hereof by the Company shall not constitute a waiver of the terms and conditions of this Agreement with respect to that or any other or subsequent breach thereof nor a waiver by the Service Provider or its rights at any time thereafter to require strict compliance with all terms and conditions hereof including the terms or conditions with respect to which the Company has failed to exercise such right or option.

10.9 Costs. All costs related to the execution of this agreement shall be borne by the Company.

10.10 Taxes. The Service Provider is responsible for paying when due all income taxes, including estimated taxes, incurred as a result of the fees and expenses paid by Company to the Service Provider pursuant to this Agreement. The Service Provider should expect to receive a form 1099 at the end of each year, for payments received from Company. The Service Provider recognizes that the Company will comply with any tax withholding requirements required by applicable law.

10.11 Cumulative Rights. The rights of each party hereunder are cumulative and no exercise or enforcement by a party of any right or remedy hereunder shall preclude the exercise or enforcement by such party of any other right or remedy hereunder or which such party is otherwise entitled by law or in equity to enforce.

10.12 Notices. All notices, consents and approvals (hereinafter referred to as a "NOTICE") permitted or required to be given hereunder shall be deemed to be sufficiently and duly given if written and delivered personally or sent by courier or transmitted by facsimile transmission or other form of recorded communication tested prior to transmission, addressed as follows:

                         If to the Service Provider:

                                    Melior AG
                                    Dammstrasse 19
                                    6300 Zug
                                    Switzerland
                                    Attn:  Mr. Steven Chambers, CFO
                                    Fax Nr. +41 41 560 9071

                         and if to the Company:

                                    Alderox, Inc.
                                    940 Calle Amanecer, Suite E
                                    San Clemente, CA  92673
                                    Attn: Mr. Gordon W. Davies, President

Any notice so given shall be deemed to have been received on the date of delivery if sent by courier, facsimile transmission or other form of recorded communication, as the case may be. Either party from time to time by Notice may change its address for the purposes of this Agreement.

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10.13 Governing Law and Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts-of-law principles. The parties expressly agree that any action at law or in equity arising out of or related to this Agreement or relating to the subject matter thereof, shall be filed only in the state or federal courts located in Orange County California and each party hereby expressly submits themselves to the exclusive, personal jurisdiction of such courts for the purposes of litigating any such action.

10.14 Dispute Resolution. Upon written notice to all Parties to this Agreement and the Registrar of the London Court of International Arbitration (the "LCIA"), any dispute, controversy or claim between any Parties hereto arising out of, relating to or in connection with this Agreement, including its existence, validity or termination, shall be referred to and resolved by final and binding arbitration under the LCIA Rules in effect on the date any arbitration commences (the "RULES"), which Rules are deemed to be incorporated by reference into this clause. The place of the arbitration shall be London, England, and the award shall be deemed to have been made there. The tribunal may hold hearings, meetings, and deliberations at any place it deems appropriate, having regard to the circumstances of the arbitration. The tribunal shall be comprised of three
(3) arbitrators to be appointed by the LCIA in accordance with the Rules. The tribunal shall neither have nor exercise any power to act as AMIABLE COMPOSITEUR or EX AEQUO ET BONO or to award special, indirect, consequential, or punitive damages. The language of the arbitration shall be English. Judgment upon any arbitral award may be entered in any court of competent jurisdiction. Court jurisdiction under Articles 45 and 69 of the United Kingdom's Arbitration Act of 1996 shall not apply. Each of the Parties to the Agreement expressly consents to be joined to any arbitration proceedings commenced in accordance with this Agreement.

10.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURES ON NEXT PAGE



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     IN WITNESS THEREOF, the parties hereto have entered into this Management
Services Agreement on the date and place set hereunder.


                                              MELIOR AG


                                              /s/ Joseph Belan
                                              ----------------
                                              By: Joseph Belan
                                              Title: Director




                                              ALDEROX, INC.:


                                              /s/ Michael Davies
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                                              By:  Michael Davies
                                              Title: Chief Executive Officer



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                                   SCHEDULE A


The services that may be rendered by the Service Provider include the following:

     o Rendering advice and assistance for management of the business of the Company;

     o    Support and assistance in evaluating potential capital investments;

     o Support and assistance in the selection and management of accounting systems, procedures and controls; and

     o Support and assistance in the review and periodic analysis of the company's cash and asset management operations.




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                                   SCHEDULE B


For year one, the Service Provider shall receive $200,000, payable on a quarterly basis by the last business day of each quarter in shares of the Company's common stock at the Consulting Agreement Conversion Price (as defined below).

For year two, the Service Provider shall receive $350,000, payable on a quarterly basis by the last business day of each quarter in either shares of the Company's common stock or cash at the option of the Company. If paid in shares, Melior AG will receive the number of shares to which it is entitled using the Consulting Agreement Conversion Price (as defined below).

In the event the Agreement is terminated prior to the 2-year term pursuant to
Article 9, the fees provided by this Schedule B shall be prorated for the period the Agreement was in effect.

The "Consulting Agreement Conversion Price" shall be $0.14 per share, provided that if Borrower, (i) pays a stock dividend on its common stock, (ii) subdivides outstanding shares of common stock into a larger number of shares, or (iii) combines outstanding shares of common stock into a smaller number of shares, then in each such case the applicable Consulting Agreement Conversion Price shall be adjusted by multiplying (a) such Consulting Agreement Conversion Price in effect immediately prior to such event, by (b) a fraction of which the numerator shall be the number of shares of common stock outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event.

Any payments made in the form of registered shares will be made in accordance with the transfer instructions to be provided by Melior AG:

Any payments made in cash, including the payment of any Expenses, shall be transferred in accordance with the timing described in Article 4 of the Management Services Agreement in the form of an Electronic Funds Transfer to the benefit of the Service Provider to the following account:

Bank Name:        UBS AG
Bank Address:     Paradeplatz 6, 8098 Zurich Switzerland
Swift Code:       UBSWCHZH80A
Account Holder:   Melior AG
Account Number:   0206-408294.65G
IBAN:             CH250020620640829465G



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